UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

PACIFIC OFFICE PROPERTIES TRUST, INC.
__________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
__________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

841 Bishop Street, Suite 1700, Honolulu, Hawaii	96813
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(808) 521-7444
(Registrant’s telephone number, including area code)

Not applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 11, 2016, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Corporation”), through its subsidiaries, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to sell its Pan Am Building property, located in Honolulu, Hawaii, to Don Quijote (USA) Co., Ltd. (the “Buyer”) for cash consideration of $78.5 million. The Buyer is one of the lenders under the Corporation’s existing loan agreement, also entered into on August 11, 2016. In accordance with the Purchase Agreement, the proceeds from the sale of the property will be used to prepay (with no prepayment premium) $78.5 million of the principal amount outstanding under the loan agreement. The sale transaction pursuant to the Purchase Agreement was completed on August 13, 2018.

Other than the Purchase Agreement and the loan agreement, there are no material relationships between the Corporation and the Buyer.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2018, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which the Corporation is the sole general partner, issued a promissory note in the principal amount of $3,500,000 (the “Note”) to Shidler Equities L.P. (“Shidler Equities”), a Hawaii limited partnership controlled by Jay H. Shidler, the Corporation’s Chairman of the Board, in consideration of a loan in that amount made by Shidler Equities to the Operating Partnership. The Note accrues interest at a rate of 5% per annum, with interest payable quarterly, subject to the Operating Partnership’s right to defer the payment of interest for any or all periods until the date of maturity. The stated maturity date for the Note is the earlier of (i) December 31, 2019 and (ii) the date on which the Operating Partnership has fully satisfied, or is released from, any liability under the Indemnification Agreement, dated as of September 2, 2009 (as subsequently amended), between the Operating Partnership and Shidler Equities. Maturity will accelerate upon the occurrence of an underwritten public offering of at least $75 million of the Corporation’s common stock, the sale of all or substantially all of the Corporation’s assets, or the merger or consolidation of the Corporation with another entity. The Note is an unsecured obligation of the Operating Partnership and is subordinated to all trade obligations incurred in the ordinary course of business of the Operating Partnership.

The above description of the Note is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Note, which is filed as Exhibit 4.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated August 11, 2016, among Pan Am I, LLC, Pan Am II, LLC, Pan Am III, LLC, Pan Am IV, LLC and Don Quijote (USA) Co., Ltd. (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2016 (File No. 001-09900) and incorporated herein by reference).

4.1	Subordinated Promissory Note dated August 7, 2018. (Filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Vice President and Corporate Secretary

Dated: August 13, 2018

EXHIBIT INDEX

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated August 11, 2016, among Pan Am I, LLC, Pan Am II, LLC, Pan Am III, LLC, Pan Am IV, LLC and Don Quijote (USA) Co., Ltd. (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 9, 2016 (File No. 001-09900) and incorporated herein by reference).

4.1	Subordinated Promissory Note dated August 7, 2018.